Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Longhai Steel Inc. on FORM S-1 (Amendment No. 3) of our report dated March 29, 2012 with respect to our audits of the consolidated financial statements of Longhai Steel Inc. as of December 31, 2011 and for the year ended December 31, 2011, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Bernstein & Pinchuk LLP
Marcum Bernstein & Pinchuk LLP
New York, New York
December 4, 2012